NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219

WESCO International, Inc. Reports Third Quarter 2013 Results;
Achieves Record Quarterly Sales

Third quarter results compared to the prior year:
•Consolidated sales of $1.93 billion, growth of 16.6%
•Operating profit of $123.7 million, up 20.0%
•Adjusted earnings per share of $1.42, up 13.6%, excluding non-recurring items
•Free cash flow of $72 million, or 97% of adjusted net income

PITTSBURGH, October 24, 2013/PRNewswire/ -- WESCO International, Inc. (NYSE: WCC), a leading provider of electrical, industrial, and communications MRO and OEM products, construction materials, and advanced supply chain management and logistics services, today announced its 2013 third quarter results.

The following are results for the three months ended September 30, 2013 compared to the three months ended September 30, 2012:

•
Net sales were $1,931.3 million for the third quarter of 2013, compared to $1,656.2 million for the third quarter of 2012, an increase of 16.6%. Acquisitions positively impacted sales by 14.1%, organic sales increased 3.2%, and foreign exchange negatively impacted sales by 0.7%. Adjusting for the impact of one additional workday in the quarter, normalized organic sales increased 1.6%. Sequentially, sales increased 2.0%, and organic sales increased 2.3%.

•	Gross profit of $395.7 million, or 20.5% of sales, for the third quarter of 2013, compared to $338.8 million, or 20.5% of sales, for the third quarter of 2012.

•
Selling, general & administrative (SG&A) expenses of $255.2 million, or 13.2% of sales, for the third quarter of 2013 improved 40 basis points, compared to $225.8 million, or 13.6% of sales, for the third quarter of 2012. Excluding acquisitions, SG&A was unchanged from the prior year.

•
Operating profit was $123.7 million for the current quarter, up 20.0% from $103.1 million for the comparable 2012 quarter. Operating profit as a percentage of sales was 6.4% in 2013, up 20 basis points from 6.2% in 2012.

•
Interest expense for the third quarter of 2013 was $21.3 million, compared to $12.7 million for the third quarter of 2012. Interest expense increased for the quarter due to the increase in indebtedness in late 2012 associated primarily with the EECOL acquisition. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax positions, and the amortization of deferred financing fees, for the third quarter of 2013 and 2012 was $2.3 million and $1.3 million, respectively.

•
Net income attributable to WESCO International, Inc. of $69.2 million for current quarter was up 9.1% from $63.4 million for the prior year quarter. Excluding the impact of the sale of the Company's EECOL Electric Argentina operations and the tax impact of the ArcelorMittal litigation recovery, net income attributable to WESCO International, Inc. was $74.7 million for the current quarter, up 17.8% from the prior year quarter.

•
The effective tax rate for the current quarter was 31.0%, compared to 29.9% for the prior year third quarter. Excluding the impact of non-recurring items, the effective tax rate for the current quarter was 27.2%.

•
Earnings per diluted share for the third quarter of 2013 were $1.32 per share, based on 52.5 million diluted shares, and were up 5.6% from $1.25 per share in the third quarter of 2012, based on 50.8 million diluted shares. Excluding the impact of non-recurring items, adjusted earnings per diluted share in the third quarter of 2013 were $1.42, compared to $1.25 in the corresponding prior year period and increased 13.6%.

•
Free cash flow for the third quarter of 2013 was $72.3 million, or 104% of net income, compared to $67.2 million for the third quarter of 2012. Excluding the impact of non-recurring items, free cash flow was 97% of adjusted net income for the third quarter of 2013.

Mr. John J. Engel, WESCO's Chairman and Chief Executive Officer, stated, “Our third quarter results reflect solid execution in a low growth economic environment with end market conditions that continue to be challenging.  Organic sales increased approximately two percent versus prior year on a same workday basis, driven by growth in Data Communications and continued strength in Utility.  Our acquisitions continue to perform well and we remain on track to deliver our full year EPS accretion expectations for EECOL.  Free cash flow generation was also strong in the quarter and our financial leverage is now within our targeted range on a proforma basis.  We expect organic sales growth in the fourth quarter at the low end of our prior expectations, and have revised our full year EPS outlook to approximately $5.00 to $5.20 per diluted share, which equates to 15% to 19% growth over prior year, excluding the ArcelorMittal litigation and EECOL Argentina divestiture impacts.”

The following results are for the nine months ended September 30, 2013 compared to the nine months ended September 30, 2012.

•
Net sales were $5,633.3 million for the first nine months of 2013, compared to $4,934.9 million for the first nine months of 2012, an increase of 14.2%. Acquisitions positively impacted sales by 14.9%, organic sales decreased 0.4%, and foreign exchange negatively impacted sales by 0.3%.

•	Gross profit of $1,169.3 million, or 20.8% of sales, for the first nine months of 2013 was up 70 basis points, compared to $994.1 million, or 20.1% of sales, for the first nine months of 2012.

•
SG&A expenses of $748.2 million, or 13.3% of sales, for the first nine months of 2013 decreased 60 basis points, compared to $685.1 million, or 13.9% of sales, for the first nine months of 2012. SG&A expenses for the first nine months of 2013 include a $36.1 million favorable impact resulting from the recognition of insurance coverage relating to a litigation-related charge recorded in the fourth quarter of 2012. Excluding the impact of this favorable item, SG&A expenses were $784.3 million, or 13.9% of sales, and excluding acquisitions, SG&A declined $3.5 million from the prior year.

•
Operating profit was $370.4 million for the first nine months of 2013, up 31.1% from $282.6 million for the comparable 2012 period. Operating profit as a percentage of sales was 6.6% in 2013, up 90 basis points from 5.7% in 2012. Excluding the favorable impact resulting from the recognition of insurance coverage on a litigation matter, operating profit was $334.3 million, or 5.9% of sales.

•
Interest expense for the first nine months of 2013 was $65.0 million, compared to $33.1 million for the first nine months of 2012. Interest expense increased for the first nine months of 2013 due to the increase in indebtedness in late 2012 associated with the EECOL acquisition. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax positions, and the amortization of deferred financing fees, for the first nine months of 2013 and 2012 was $6.7 million and $0.8 million, respectively.

•
Net income attributable to WESCO International, Inc. of $218.4 million for the first nine months of 2013 was up 24.6% from $175.3 million for the first nine months of 2012. Excluding the impacts of the recognition of insurance coverage on a litigation matter and the loss on the sale of the Company's EECOL Electric Argentina operations, adjusted net income for the first nine months of 2013 was $197.1 million, compared to $175.3 million in the first nine months of 2012, an increase of 12.4%.

•	The effective nine-month tax rate was 27.9% for 2013 compared to 29.8% for 2012. Excluding the impact of the non-recurring items, the effective tax rate for the current year was 26.8%.

•
Earnings per diluted share for the first nine months of 2013 were up 21.6% to $4.17 per share, based on 52.4 million diluted shares, versus $3.43 per share for the first nine months of 2012, based on 51.1 million diluted shares. Excluding the impact of non-recurring items, adjusted earnings per diluted share in the first nine months of 2013 were $3.76, compared to $3.43 in the corresponding prior year period and increased 9.6%.

•
Free cash flow for the nine months of 2013 was $180.3 million, or 83% of net income, compared to $170.1 million in the comparable prior year period. Excluding the impact of non-recurring items, free cash flow was 91% of adjusted net income for the first nine months of 2013.

Mr. Engel continued, “As consolidation and outsourcing continues in our industry, customers are looking for a one-stop-shop to manage their global supply chain needs.  Our One WESCO value proposition provides customers with the comprehensive product and service solutions they need to meet their MRO, OEM and Capital Project management requirements.  We are encouraged with the accelerating momentum of our One WESCO initiatives, and are continuing to make investments in our people, our processes, and our business.”
# # #

Webcast and Teleconference Access
WESCO will conduct a webcast and teleconference to discuss the third quarter earnings as described in this News Release on Thursday, October 24, 2013, at 11:00 a.m. E.D.T. The call will be broadcast live over the Internet and can be accessed from the Company's website at http://www.wesco.com. The call will be archived on this Internet site for seven days.

WESCO International, Inc. (NYSE: WCC), a publicly traded Fortune 500 holding company headquartered in Pittsburgh, Pennsylvania, is a leading provider of electrical, industrial, and communications maintenance, repair and operating (“MRO”) and original equipment manufacturers (“OEM”) product, construction materials, and advanced supply chain management and logistic services. 2012 annual sales were approximately $6.6 billion. The Company employs approximately 9,000 people, maintains relationships with over 18,000 suppliers, and serves over 65,000 active customers worldwide. Customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers and utilities. WESCO operates nine fully automated distribution centers and approximately 475 full-service branches in North America and international markets, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as well as the Company's other reports filed with the Securities and Exchange Commission.

Contact: Kenneth S. Parks, Vice President and Chief Financial Officer
WESCO International, Inc. (412) 454-2392, Fax: (412) 222-7566
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Three Months Ended
	September 30, 2013		September 30, 2012
Net sales	$1,931.3		$1,656.2
Cost of goods sold (excluding	1,535.6	79.5%	1,317.4	79.5%
depreciation and amortization below)
Selling, general and administrative expenses	255.2	13.2%	225.8	13.6%
Depreciation and amortization	16.8		9.9
Income from operations	123.7	6.4%	103.1	6.2%
Interest expense, net	21.3		12.7
Loss on sale of Argentina business	2.3		—
Income before income taxes	100.1	5.2%	90.4	5.5%
Provision for income taxes	31.0		27.0
Net income	69.1	3.6%	63.4	3.8%
Less: Net loss attributable to noncontrolling interest	(0.1)		—
Net income attributable to WESCO International, Inc.	$69.2	3.6%	$63.4	3.8%

Earnings per diluted common share	$1.32		$1.25
Weighted average common shares outstanding and common
share equivalents used in computing earnings per diluted
share (in millions)	52.5		50.8

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Nine Months Ended		Nine Months Ended
	September 30, 2013		September 30, 2012
Net sales	$5,633.3		$4,934.9
Cost of goods sold (excluding	4,464.0	79.2%	3,940.8	79.9%
depreciation and amortization below)
Selling, general and administrative expenses	748.2	13.3%	685.1	13.9%
Depreciation and amortization	50.7		26.4
Income from operations	370.4	6.6%	282.6	5.7%
Interest expense, net	65.0		33.1
Loss on sale of Argentina business	2.3		—
Income before income taxes	303.1	5.4%	249.5	5.1%
Provision for income taxes	84.6		74.2
Net income	218.5	3.9%	175.3	3.6%
Less: Net income attributable to noncontrolling interest	0.1		—
Net income attributable to WESCO International, Inc.	$218.4	3.9%	$175.3	3.6%

Earnings per diluted common share	$4.17		$3.43
Weighted average common shares outstanding and common
share equivalents used in computing earnings per diluted
share (in millions)	52.4		51.1

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEET
(dollar amounts in millions)
(Unaudited)

	September 30, 2013	December 31, 2012
Assets
Current Assets
Cash and cash equivalents	$98.6	$86.1
Trade accounts receivable, net	1,116.0	1,036.2
Inventories, net	795.9	794.0
Current deferred income taxes	27.6	42.1
Other current assets	180.6	143.4
Total current assets	2,218.7	2,101.8
Other assets	2,460.8	2,527.8
Total assets	$4,679.5	$4,629.6

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$754.0	$706.6
Current debt and short-term borrowings	42.0	39.8
Other current liabilities	240.8	261.6
Total current liabilities	1,036.8	1,008.0

Long-term debt	1,535.5	1,695.4
Other noncurrent liabilities	368.9	372.5
Total liabilities	2,941.2	3,075.9

Stockholders' Equity
Total stockholders' equity	1,738.3	1,553.7
Total liabilities and stockholders' equity	$4,679.5	$4,629.6

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(dollar amounts in millions)
(Unaudited)

	Nine Months Ended	Nine Months Ended
	September 30, 2013	September 30, 2012
Operating Activities:
Net income	$218.5	$175.3
Add back (deduct):
Depreciation and amortization	50.7	26.4
Deferred income taxes	36.5	21.9
Change in Trade Receivables, net	(91.8)	(60.6)
Change in Inventories, net	(11.7)	(16.0)
Change in Accounts Payable	50.1	38.5
Other	(72.6)	4.1
Net cash provided by operating activities	179.7	189.6

Investing Activities:
Capital expenditures	(20.5)	(19.5)
Acquisition payments	—	(201.1)
Other	9.3	0.1
Net cash used by investing activities	(11.2)	(220.5)

Financing Activities:
Debt proceeds (repayments)	(148.9)	66.8
Equity activity, net	(2.7)	(2.5)
Other	(2.9)	10.1
Net cash used by financing activities	(154.5)	74.4

Effect of exchange rate changes on cash and cash equivalents	(1.5)	0.2

Net change in cash and cash equivalents	12.5	43.7
Cash and cash equivalents at the beginning of the period	86.1	63.9
Cash and cash equivalents at the end of the period	$98.6	$107.6

NON-GAAP FINANCIAL MEASURES

This earnings release includes certain non-GAAP financial measures. These financial measures include financial leverage, free cash flow, gross profit, organic sales growth, adjusted net income, adjusted income from operations, and adjusted earnings per diluted share. The Company believes that these non-GAAP measures are useful to investors in order to provide a better understanding of the Company's capital structure position, liquidity, and organic growth trends on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude transactions of an unusual nature, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Twelve Months Ended	Twelve Months Ended
Financial Leverage:	September 30, 2013	December 31, 2012
(dollar amounts in millions)
Income from operations	$420.7	$332.9
Add: ArcelorMittal litigation charge	—	36.1
Depreciation and amortization	61.8	37.6
Adjusted EBITDA	$482.5	$406.6

	September 30, 2013	December 31, 2012
Current debt	$42.0	$39.8
Long-term debt	1,535.5	1,695.4
Debt discount related to convertible debentures (1)	180.3	183.6
Total debt including debt discount	$1,757.8	$1,918.8

Financial leverage ratio	3.6	4.7

Note: Financial leverage is provided by the Company as an indicator of capital structure position. Financial leverage is calculated by dividing total debt, including debt discount, by Adjusted EBITDA. Adjusted EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization, excluding the ArcelorMittal litigation charge.

(1)The convertible debentures are presented in the consolidated balance sheets in long-term debt net of the unamortized discount.

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
Free Cash Flow:	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
(dollar amounts in millions)
Cash flow provided by operations	$59.9	$74.4	$179.7	$189.6
Less: Capital expenditures	(8.7)	(7.2)	(20.5)	(19.5)
Add: Non-recurring pension contribution	21.1	—	21.1	—
Free cash flow	$72.3	$67.2	$180.3	$170.1

Note: Free cash flow is provided by the Company as an additional liquidity measure. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to provide a source of funds for any of the Company's financing needs. During the quarter ended September 30, 2013, a non-recurring contribution was made to fund the Canadian EECOL pension plan. This contribution was required pursuant to the terms of the share purchase agreement by which the Company acquired EECOL in 2012. EECOL sellers fully funded this contribution by way of a direct reduction in the purchase price at the date of acquisition. U.S. GAAP requires the contribution to be shown as a reduction of operating cash flow, however, it is added back to accurately reflect free cash flow.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended	Three Months Ended
Gross Profit:	September 30, 2013	September 30, 2012
(dollar amounts in millions)
Net Sales	$1,931.3	$1,656.2
Cost of goods sold (excluding depreciation and amortization)	1,535.6	1,317.4
Gross profit	$395.7	$338.8
Gross margin	20.5%	20.5%

	Nine Months Ended	Nine Months Ended
Gross Profit:	September 30, 2013	September 30, 2012
(dollar amounts in millions)
Net Sales	$5,633.3	$4,934.9
Cost of goods sold (excluding depreciation and amortization)	4,464.0	3,940.8
Gross profit	$1,169.3	$994.1
Gross margin	20.8%	20.1%

Note: Gross profit is provided by the Company as an additional financial measure. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. This amount represents a commonly used financial measure within the distribution industry. Gross margin is calculated by dividing gross profit by net sales.

	Three Months Ended	Nine Months Ended
Normalized Organic Sales Growth:	September 30, 2013	September 30, 2013

Change in net sales	16.6%	14.2%
Impact from acquisitions	14.1%	14.9%
Impact from foreign exchange rates	(0.7)%	(0.3)%
Impact from number of workdays	1.6%	—%
Normalized organic sales growth	1.6%	(0.4)%

Note: Organic sales growth is provided by the Company as an additional financial measure to provide a better understanding of the Company's sales growth trends. Organic sales growth is calculated by deducting the percentage impact on net sales from acquisitions, foreign exchange rates and number of workdays from the overall percentage change in consolidated net sales.

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
Adjusted Earnings per Share:	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
(amounts in millions, except EPS)
Income before income taxes	$100.1	$90.4	$303.1	$249.5
Less: Recognition of insurance coverage for ArcelorMittal litigation charge	—	—	(36.1)	—
Add: Loss on sale of Argentina business	2.3	—	2.3	—
Adjusted income before income taxes	102.4	90.4	269.3	249.5
Provision for income taxes	27.8	27.0	72.1	74.2
Adjusted net income	74.6	63.4	197.2	175.3
Less: Net (loss) income attributable to noncontrolling interest	(0.1)	—	0.1	—
Adjusted net income attributable to WESCO International, Inc.	$74.7	$63.4	$197.1	$175.3

Adjusted earnings per diluted common share	$1.42	$1.25	$3.76	$3.43

Weighted average common shares outstanding and common share equivalents used in computing earnings per diluted share	52.5	50.8	52.4	51.1

Year Ended
Adjusted income from operations:	December 31, 2012
(amounts in millions, except EPS)
Income from operations	$332.9
Add: ArcelorMittal litigation charge	36.1
Adjusted income from operations	$369.0

Adjusted net income attributable to WESCO International, Inc.:
Net income attributable to WESCO International, Inc.	$201.8
Add: ArcelorMittal litigation charge, net of tax	22.0
Adjusted net income attributable to WESCO International, Inc.	$223.8

Adjusted Diluted EPS:
Diluted share count	51.1
Adjusted Diluted EPS	$4.38

Note: Adjusted earnings per share is provided by the Company as an additional financial measure. Adjusted earnings per share is calculated by eliminating the impact of the reversal of ArcelorMittal litigation charge from Income before income taxes. The adjusted net income attributable to WESCO International, Inc. is divided by the weighted average common shares outstanding and common share equivalents.